Contact Information:

Asian Financial, Inc.	CCG Elite
Gene Michael Bennett, CFO	Crocker Coulson, President
Tel: +86-10-6021 2222	Elaine Ketchmere, VP Financial Writing
Email: GMBennett@Duoyuan.com	Tel: +1-310-231-8600
Email: crocker.coulson@ccgir.com elaine.ketchmere@ccgir.com

FOR IMMEDIATE RELEASE

Asian Financial Announces First Quarter Fiscal 2008 Results

BEIJING, China, November 15, 2007 - Asian Financial, Inc. (“Asian Financial”, “Company”), a leading provider of offset printing equipment and solutions in China through its wholly-owned operating subsidiary, Duoyuan Digital Printing Technology Industry (China) Co., Ltd. (“Duoyuan”), today reported financial results for first quarter of fiscal 2008 ended September 30, 2007.

First Quarter Fiscal 2008 Highlights

•	Total revenues were $22.6 million, a 29.1% increase over the same quarter in fiscal 2007
•	Gross profit was $11.4 million, up 47.2% over the same period last year
•	Gross margin was 50.5%, up 620 basis points over the same quarter in fiscal 2007
•	Operating income was $8.3 million, a 69.9% increase over the same period last year
•	Net income was $6.8 million, or $0.27 per basic and diluted share, up 60.7% over the same period last year
•	Non-GAAP net income was $7.5 million, or $0.30 per basic and diluted share
•	Sales of new 104 cm width large format presses reached $2.1 million
•	Established corporate governance structure and appointed a CFO
•	Effected a 1-for-2.68189924 reverse stock split effective July 17, 2007

Commenting on the results, Mr. Wenhua Guo, Chairman and CEO of Asian Financial, said, “We are off to an exciting start in the first quarter of fiscal 2008. We increased the contribution of our technologically advanced large-format multicolor presses, which was the main driver behind in our top line growth and record gross margin.”

First Quarter 2008 Results

Revenues for the first quarter of fiscal 2008 were $22.6 million, up 29.1% from $17.5 million in the first quarter of fiscal 2007. The increase in revenue was driven by continued growth in sales of large-format multicolor offset presses due to strong ongoing demand from China’s printing industry.

November 15, 2007	Asian Financial Inc. 1Q Fiscal 2008 Financial Results	page 2

Gross profit for the first quarter of fiscal 2008 was $11.4 million, up 47.2% from $7.8 million in the same period a year ago. Gross margin was 50.5% in the first quarter of fiscal 2008, compared to 44.3% in the same quarter last year. The improvement in gross margin reflects the increased contribution of large-format multicolor presses to revenues, as well as increases in worker productivity and improvements to production lines and equipment.

Operating expenses were $3.1 million, up 8.8% from $2.9 million in the first quarter of 2007. Operating expenses accounted for 13.9% of revenues in the first quarter of fiscal 2008, compared to 16.4% in the same quarter last year, reflecting efficiencies in the production of large-format multicolor presses, and lower shipping and handling costs and research and development expenses.

Operating income was $8.3 million in the first quarter of fiscal 2008, up 69.9% from $4.9 million in the same period a year ago. Net income was $6.8 million, up 60.7% from $4.2 million in the first quarter of fiscal 2007. Net income in the current quarter includes $0.7 million in pre-tax liquidated damage expenses associated with the failure to settle the outstanding balance of related party transactions. Earnings per basic and diluted share were $0.27, compared to $0.23 in the same quarter last year. Excluding the impact of the liquidated damage expenses, non-GAAP net income was $7.5 million, or $0.30 per basic and diluted share, up 77.5% from the same period last year.

Financial Condition

As of September 30, 2007, cash and cash equivalents were $17.3 million, up from $7.8 million at the end of fiscal 2007. At the end of first quarter, the Company had working capital of $38.6 million, $13.1 million outstanding on its lines of credit and shareholders’ equity of $66.8 million. In the first quarter of 2008, there was no capital expenditure incurred.

Business Outlook

“In the rest of fiscal 2008, we will continue to make capital investments to further enhance our product lines and upgrade our production capabilities to meet the strong market demand in China,” Mr. Guo said. “Our long-term goals are to strengthen market share in each of our existing business segments and expand into related areas while maintaining our cost advantages over international competitors. We have realized the benefits of focusing on large-format multicolor presses and believe this strategy will ensure a continued growth in our top and bottom lines.”

Guidance for Fiscal Year 2008

The Company expects to achieve approximately $23.9 million in net income and earnings per basic and diluted share of about $0.89 in the fiscal year ending June 30, 2008.

Conference Call

The Company will conduct a conference call at 10:00 a.m. Eastern Time on Friday, November 16, 2007 to discuss fiscal year 2007 results. Joining Mr. Wenhua Guo, Asian Financial’s Chairman and Chief Executive Officer, will be Mr. Gene Michael Bennett, Chief Financial Officer. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 800-688-0796. International callers should dial 617-614-4070. When prompted by the operator, mention Conference Passcode 850 761 42. If you are unable to participate in the call at this time, a replay will be available for seven days starting on Friday, November 16, 2007 at 12:00 p.m. Eastern Time. To access the replay, dial 888-286-8010 and enter the passcode 39683362. International callers should dial 617-801-6888 and enter the same passcode. The conference will be broadcast live over the Internet and can be accessed by all interested parties at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=215582&eventID=1692699. To listen to the call please go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

November 15, 2007	Asian Financial Inc. 1Q Fiscal 2008 Financial Results	page 3

Use of Non-GAAP Financial Measures

To supplement Asian Financial’s condensed consolidated financial statements presented on a GAAP basis, the Company is providing certain income statement information that is not calculated according to GAAP. Non-GAAP net income discussed in this release reflect operating results excluding liquidated damage expenses associated with the delay in filing the registration statement for the shares issued in its November 2, 2006 private placement and penalties associated with the failure to settle the outstanding balance of related party transactions. The Company believes that its non-GAAP disclosures are useful in evaluating its operating results as this information supplies the user with another view of the matching of costs and expenses. A reconciliation of the adjustments to GAAP results for the three month periods ended September 30, 2007 is included below.  The non-GAAP information presented is supplemental and is not purported to be a substitute for information prepared in accordance with GAAP.

About Asian Financial, Inc.

Asian Financial, Inc., through its wholly-owned subsidiaries, is engaged in the business of manufacturing and marketing commercial offset printing presses and related solutions in the People’s Republic of China (“PRC”). The Company combines technical innovation with PRC cost advantages to offer a broad range of offset printing equipment at price discount as compared to western models. Asian Financial, Inc. has manufacturing and R&D facilities in Langfang in Hebei Province and Shaoyang in Hunan Province and has a distribution and service network in approximately 100 cities in China. Headquartered in Beijing, the Company is one of the largest non-government owned major offset printing equipment and solutions provider in China.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Generally, the words “believes”, “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements which include, but are not limited to, statements concerning the Company's expectations regarding its working capital requirements, financing requirements, business prospects, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Such statements are subject to certain risks and uncertainties, including the matters set forth in its Annual Report or other reports or documents the Company files with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements. In addition, the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from those expressed in or implied by the forward-looking statements contained herein. Please see the discussion on risk factors which appears in the Company’s Form 10-Q.

--FINANCIAL TABLES FOLLOW--

November 15, 2007	Asian Financial Inc. 1Q Fiscal 2008 Financial Results	page 4

ASIAN FINANCIAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	2007	2006
REVENUES	$22,645,571	$17,536,182

COST OF SALES	11,210,255	9,768,690

GROSS PROFIT	11,435,316	7,767,492

RESEARCH AND DEVELOPMENT	163,457	183,421

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,973,267	2,700,760

INCOME FROM OPERATIONS	8,298,592	4,883,311

LIQUIDATED DAMAGE EXPENSES	706,476	-

OTHER INCOME (EXPENSE), net	(128,397)	(187,935)

INCOME BEFORE MINORITY INTEREST AND
PROVISION FOR INCOME TAXES	7,463,719	4,695,376

MINORITY INTEREST	93,542	71,868

INCOME BEFORE PROVISION FOR INCOME TAXES	7,370,177	4,623,508

PROVISION FOR INCOME TAXES	615,649	420,017

NET INCOME	6,754,528	4,203,491

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	907,750	278,273

COMPREHENSIVE INCOME	$7,662,278	$4,481,764

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES	25,000,050	17,997,404

BASIC AND DILUTED EARNING PER SHARE	$0.27	$0.23

November 15, 2007	Asian Financial Inc. 1Q Fiscal 2008 Financial Results	page 5

ASIAN FINANCIAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2007 AND JUNE 30, 2007

ASSETS
	September 30,	June 30,
	2007	2007
	(UNAUDITED)

CURRENT ASSETS:
Cash	$17,279,298	$7,816,361
Restricted cash	87,086	2,097,490
Accounts receivable, net of allowance of $534,026 and $498,648
as of September 30, 2007 and June 30, 2007, respectively	21,824,752	21,170,423
Inventories	21,536,466	20,074,605
Other receivables	38,845	68,160
Other assets	136,788	40,331
Total current assets	60,903,235	51,267,370

PLANT AND EQUIPMENT, net	25,431,765	25,332,554

OTHER ASSETS:
Intangible assets, net	3,712,814	3,679,941

Total assets	$90,047,814	$80,279,865

LIABILITIES AND SHARE HOLDERS' EQUITY

CURRENT LIABILITIES:
Lines of credit	$13,073,200	$12,887,000
Accounts payable	3,873,173	2,572,061
Accrued liabilities	1,155,665	1,107,591
Other payables	229,014	198,000
Other payables - related parties	77,824	369,564
Taxes payable	1,097,263	1,078,503
Liquidated damages payable	2,825,904	2,119,428
Total liabilities	22,332,043	20,332,147

MINORITY INTEREST	906,541	800,766

COMMITMENTS AND CONTINGENT LIABILITIES	-	-

SHAREHOLDERS' EQUITY:
Preferred stock; $0.001 par value; 1,000,000 shares authorized;
no shares issued and outstanding as of September 30, 2007 and June 30, 2007	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized;
25,000,050 shares issued and outstanding
at September 30, 2007 and June 30, 2007	25,000	25,000
Additional paid-in capital	27,263,040	27,263,040
Statutory reserves	3,948,216	3,282,601
Retained earnings	32,405,054	26,316,141
Accumulated other comprehensive income	3,167,920	2,260,170
Total shareholders' equity	66,809,230	59,146,952
Total liabilities and shareholders' equity	$90,047,814	$80,279,865

November 15, 2007	Asian Financial Inc. 1Q Fiscal 2008 Financial Results	page 6

ASIAN FINANCIAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,754,528	$4,203,491
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Minority interest	93,542	71,868
Depreciation	514,100	220,844
Amortization	20,153	16,841
Bad debt expense	27,975	-
Liquidated damage penalties	706,476	-
Change in operating assets and liabilities
Accounts receivable	(373,963)	(1,035,604)
Inventories	(1,163,553)	1,316,492
Other receivables	30,086	(40,503)
Other receivables - related parties	-	625,528
Advances on inventory purchases	(5,139)	(36,761)
Other assets	(90,058)	11,282
Accounts payable	1,255,043	1,148,009
Customer deposits	-	-
Other payables	27,956	51,664
Other payables - related parties	(294,986)	(252,552)
Accrued liabilities	32,952	(57,140)
Taxes payable	3,157	979,946
Liquidated damages payable	-	-
Net cash provided by operating activities	7,538,269	7,223,405

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(250,941)	-
Purchase of land use right	-	-
Payments for construction in progress	-	-
Payments on business acquisition	-	-
Net cash used in investing activities	(250,941)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	8,999,200	8,561,200
Payments for line of credit	(8,999,200)	(8,561,200)
Proceeds from private placement	-	-
Restricted cash	2,010,404	-
Payment of other payable - related parties	-	-
Net cash provided by financing activities	2,010,404	-

EFFECT OF EXCHANGE RATE CHANGES ON CASH	165,205	91,710

INCREASE IN CASH	9,462,937	7,315,115

CASH, beginning of period	7,816,361	3,742,698

CASH, end of period	$17,279,298	$11,057,813

November 15, 2007	Asian Financial Inc. 1Q Fiscal 2008 Financial Results	page 7

ASIAN FINANCIAL INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL DATA
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

Non-GAAP Net income	Q1 2008		Q1 2007
Net Income	Net Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS
Adjusted Amount	$7,461,004	$0.30	$4,203,491	$0.23
Adjustments
Liquidated Damage Expenses (1)	$706,476	$0.03	-	-
Amount per consolidated statement of operations	$6,754,528	$0.27	$4,203,491	$0.23

(1)
Liquidated damage expenses associated with: (a) the delay in filing the registration statement for the shares issued in its November 2, 2006 private placemen; (b) the failure to settle the outstanding balance of related party transactions

###